UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 1, 2017 (April 28, 2017)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 28, 2017, the board of directors (the “Board”) of Laureate Education, Inc. (the “Company”) increased the size of the Board from 11 members to 13 members and the following director appointments took effect.

Director Appointments

On April 28, 2017, the Board appointed Kenneth W. Freeman and Michael J. Durham to the Board to fill the newly created directorships.

Mr. Freeman, age 67, joined Boston University as the Allen Questrom Professor and Dean of the Questrom School of Business in August 2010.  Mr. Freeman served as a senior advisor of Kohlberg Kravis Roberts & Co. from August 2010 through December 2014.  From October 2009 to August 2010, Mr. Freeman was a member of KKR Management LLC, the general partner of KKR & Co. L.P. Before that, Mr. Freeman was a member of the limited liability company which served as the general partner of Kohlberg Kravis Roberts & Co. L.P. since 2007 and joined the firm as Managing Director in May 2005. From May 2004 to December 2004, Mr. Freeman was Chairman of Quest Diagnostics Incorporated, and from January 1996 to May 2004, he served as Chairman and Chief Executive Officer of Quest Diagnostics Incorporated. From May 1995 to December 1996, Mr. Freeman was President and Chief Executive Officer of Corning Clinical Laboratories, the predecessor company to Quest Diagnostics. Prior to that, he served in various general management and financial roles with Corning Incorporated. Mr. Freeman currently serves as chairman of the board of trustees of Bucknell University and chairman of the Graduate Management Admissions Council.  He served on the board of directors of HCA Holdings, Inc. from 2010 until 2014.  Mr. Freeman received an M.B.A. with Distinction from Harvard Business School in 1976, and a BSBA, summa cum laude, Phi Beta Kappa, from Bucknell University in 1972.

Mr. Durham, age 66, has been a member of the Board of Directors and chairman of the Audit Committee of Travelport Worldwide Limited since 2014.  From 2000 to 2012, Mr. Durham was President and Chief Executive Officer of Cognizant Associates, a consulting company he founded. Before founding Cognizant, Mr. Durham served as Director, President and Chief Executive Officer of Sabre, Inc., then a NYSE-listed company providing information technology services to the travel industry.  Mr. Durham held those positions from October 1996, the date of Sabre, Inc.’s initial public offering, until October 1999. Prior to that, Mr. Durham worked at AMR Corp./American Airlines, serving as Senior Vice President and Treasurer of AMR Corporation and Senior Vice President of Finance and Chief Financial Officer of American Airlines until he assumed the position of President of Sabre.  During the preceding years, Mr. Durham served on the boards of directors of numerous publicly traded and privately held companies, including Asbury Automotive Group Inc., Acxiom Corporation and The Hertz Corporation.  Mr. Durham received his B.A. from the University of Rochester and M.B.A. from Cornell University.

Mr. Durham has been appointed to the Audit Committee of the Board.  Messrs. Freeman and Durham shall each be entitled to receive compensation for serving on the Board pursuant to the Company’s non-employee director compensation guidelines.  There are no arrangements or understandings between either of Messrs. Freeman and Durham and any other person pursuant to which either of Messrs. Freeman or Durham was appointed a director of the Company.  Neither of Mr. Freeman nor Mr. Durham has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Reconstitution of Committees

In connection with the reconstitution of the Board as set forth above, the Board approved the reconstitution of the committees of the Board as set forth below, effective as of April 28, 2017:

•                  The Audit Committee is composed of George Muñoz (Chair), Michael J. Durham and Ian K. Snow;

•                  The Compensation Committee is composed of Brian F. Carroll (Chair), Andrew B. Cohen, William L. Cornog, Pedro del Corro and George Muñoz;

•                  The Nominating and Corporate Governance Committee is composed of William L. Cornog (Chair), Dr. Judith Rodin, Ian K. Snow and Quentin Van Doosselaere; and

•                  The Education Committee is composed of Dr. Judith Rodin (Chair), Douglas L. Becker and Quentin Van Doosselaere.

Item 8.01 Other Events.

On April 28, 2017, the Company elected to redeem all of its outstanding 9.250% Senior Notes due 2019 (the “Existing Senior Notes”) on May 31, 2017 (the “Redemption Date”).  As previously disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 27, 2017, on April 21, 2017, the Company exchanged $250.0 million in aggregate principal amount of the 9.250% Senior Notes due 2019 for substantially identical but non-redeemable notes issued under a new indenture (the “Exchanged Notes”).  The Exchanged Notes are not being redeemed and will remain outstanding following the Redemption Date. The aggregate principal amount outstanding of the Existing Senior Notes is $1,125,443,000.  The redemption price for the Existing Senior Notes will be equal to 104.625% of the principal amount thereof, plus accrued and unpaid interest and special interest thereon to the Redemption Date, for an aggregate payment to holders of the Senior Notes of approximately $1,205,603,814.  Wells Fargo Bank, National Association, as trustee for the Existing Senior Notes, issued notices to registered holders concerning the redemption (the “Redemption Notices”).  The Company intends to use cash on hand to fund this redemption.  After such redemption, no Existing Senior Notes will remain outstanding.

The foregoing does not constitute a notice of redemption with respect to any of the Existing Senior Notes.  Copies of the Redemption Notices are attached to this report as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

99.1	Notice of Redemption, dated April 28, 2017, issued by Laureate Education, Inc.
99.2	Notice of Redemption of Notes in Definitive Form, dated April 28, 2017, issued by Laureate Education, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

	By:	/s/ Eilif Serck-Hanssen
Eilif Serck-Hanssen
President, Chief Administrative Officer and Chief Financial Officer

Date: May 1, 2017

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